UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2024

Date of Report (Date of earliest event reported)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2076 Foster Mill Drive
LaFayette, Georgia 30728

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (914) 630-7430

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

MGT Capital Investments, Inc. (the “Company”) and Project Nickel LLC (“Project Nickel”) have entered into three agreements: (i) a Convertible Note Exchange Agreement dated November 1, 2024 (the “Convertible Note Exchange Agreement”); (ii) a Warrant Exchange and Extinguishment Agreement dated November 1, 2024 (the “Warrant Exchange and Extinguishment Agreement”); and (iii) a Promissory Note Exchange Agreement dated November 1, 2024 (the “Promissory Note Exchange Agreement”) (such three agreements are collectively referred to herein as the “Transactions”).

Convertible Note Exchange Agreement and Issuance of New Secured Exchange Note

Pursuant to the Convertible Note Exchange Agreement, Project Nickel agreed to exchange the outstanding balance of an Original Issue Discount Secured Convertible Promissory Note dated December 19, 2023, issued in the principal amount of $1,578,840 with an interest rate of 6% per annum and a maturity date of December 31, 2024 (the “Original Secured Convertible Note”) (as reported in the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2023), for (i) a new, nonconvertible Secured Exchange Note issued on November 1, 2024, in the principal amount of $1,620,240 with an interest rate of 8% per annum and a maturity date of December 31, 2025 (the “New Secured Exchange Note”) and (ii) 750,000,000 duly authorized, non-assessable unregistered shares of common stock of the Company. 5. In case of an event of default under the New Secured Exchange Note, interest shall accrue at the lesser of (i) a rate of 12% per annum or (ii) the maximum amount permitted by law, and once the event of default is cured, the interest rate shall revert to 8% per annum. Furthermore, under the terms of the New Secured Exchange Note, an event of default may result, at the holder’s election, in the accelerated maturity of the note, in which case 110% of the principal of and accrued and unpaid interest on the note will automatically become due and payable.

Warrant Exchange and Extinguishment Agreement and Issuance of Common Stock and Series D Preferred Stock

The Company previously issued to Project Nickel (i) a common stock purchase warrant dated September 12, 2022 (the “2022 Warrant”) and (ii) in connection with certain convertible note conversions, an aggregate of 334,800,000 common stock purchase warrants pursuant to the 2022 Warrant (the “Conversion Warrants”). In addition, Project Nickel was the holder of warrants to purchase shares of common stock of the Company dated March 5, 2021 and July 21, 2021, which Project Nickel acquired from John Fife or entities affiliated with and controlled by John Fife (the “Fife Warrants” and together with the 2022 Warrants and the Conversion Warrants, collectively, the “Warrants”). Pursuant to the terms and conditions of the Warrant Exchange and Extinguishment Agreement, Project Nickel agreed to cancel and extinguish all of the Warrants outstanding and, in exchange, the Company agreed to issue to Project Nickel 600,000,000 shares of common stock of the Company and 650,000 shares of the Company’s Series D Preferred Stock. Each share of the Company’s Series D Preferred Stock is convertible at any time into 1,000 shares of common stock of the Company.

Promissory Note Exchange Agreement and Issuance of New Promissory Note

The Company previously issued to Project Nickel on November 20, 2023, March 6, 2024 and April 30, 2024 certain promissory notes with principal amounts of $25,000, $125,000, and $50,000, respectively, and such notes, including the default principal amount and interest thereon, had an aggregate outstanding balance of $241,590 (the “Existing Promissory Notes”). Pursuant to the Promissory Note Exchange Agreement, Project Nickel agreed to consolidate and exchange the Existing Promissory Notes for a new single, consolidated Promissory Note dated November 1, 2024, in the principal amount of $241,590 (the “New Promissory Note”). The New Promissory Note bears interest at a rate of 8% per annum, payable on a monthly basis, and matures on December 31, 2025. In case of an event of default under the New Promissory Note, interest shall accrue at the lesser of (i) a rate of 12% per annum or (ii) the maximum amount permitted by law, and once the event of default is cured, the interest rate shall revert to 8% per annum. Furthermore, under the terms of the New Promissory Note, an event of default may result, at the holder’s election, in the accelerated maturity of the New Promissory Note, in which case 110% of the principal of and accrued and unpaid interest on the note will automatically become due and payable.

The foregoing descriptions of the Convertible Note Exchange Agreement, the Warrant Exchange and Extinguishment Agreement, the Promissory Note Exchange Agreement, the Original Secured Convertible Note, the New Secured Exchange Note, the Warrants, the New Promissory Note and other related documents are not complete and are qualified in their entirety by reference to the full text of the respective documents. Copies of the Convertible Note Exchange Agreement, the New Secured Exchange Note, the Warrant Exchange and Extinguishment Agreement, the Promissory Note Exchange Agreement, and the New Promissory Note are filed herewith as Exhibits 10.1, 4.1, 10.2, 10.3, 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. On November 1, 2024, the Company issued to Project Nickel, an accredited investor, in private transactions not involving a public offering: the New Secured Exchange Note and 750,000,000 shares of common stock of the Company pursuant to the Convertible Note Exchange Agreement, 600,000,000 shares of common stock of the Company and 650,000 shares of Series D Preferred Stock pursuant to the Warrant Exchange and Extinguishment Agreement, and the New Promissory Note pursuant to the Promissory Note Exchange Agreement. The foregoing issuances were exempt from registration in reliance upon Section 3(a)(9) of the Securities Act of 1933 as involving an exchange by the Company exclusively with its existing security holder.

Following the issuances of common stock of the Company described in this Item 3.02, the Company has 2,490,670,903 shares of common stock outstanding.

Item 3.03	Material Modification to Rights of Security Holders.

Upon issuance of the Series D Preferred Stock (as defined in Item 5.03 below), the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock may be subject to certain restrictions in the event that the Company fails to pay dividends on its Series D Preferred Stock. These restrictions are set forth in the Certificate of Designations establishing the terms of the Series D Preferred Stock, a copy of which is listed as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Furthermore, under the terms of each of the New Secured Exchange Note and the New Promissory Note, the Company may not pay cash dividends or distributions on any equity securities of the Company without the prior written consent of the holder(s) of at least 50% of the principal amount then outstanding on such respective notes.

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 1.01 and 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On November 1, 2024, following consummation of the Convertible Note Exchange Agreement and the Warrant Exchange and Extinguishment Agreement, Project Nickel acquired and became the beneficial owner of 2,000,000,000 shares of the Company’s common stock or common stock equivalents, including (i) 1,350,000,000 shares of common stock of the Company held directly by Project Nickel, and (ii) 650,000,000 shares of common stock of the Company issuable upon conversion of 650,000 shares of Series D Preferred Stock held directly by Project Nickel. that are exercisable within 60 days of the date of this filing. As a result of the Transactions, a change in control occurred and Project Nickel may be deemed to be the beneficial owner of 63.7% of the Company’s outstanding common stock on a fully diluted basis. Previously, Streeterville Capital LLC controlled by John M. Fife was the only shareholder of the Company holding 5% or more of the common stock of the Company. Project Nickel used its working capital to acquire the original notes and warrants that ultimately resulted in the Transactions.

Additionally, Mr. Grady Kittrell is the sole member and manager of DaxVest LLC, the managing member of Project Nickel, and as such both Mr. Kittrell and DaxVest may be deemed beneficial owners for purposes of Sections 13(d) and 16 (a) of the Exchange Act, of any securities of the Company held by Project Nickel. DaxVest LLC and Mr. Kittrell each disclaim beneficial ownership of such Common Stock, except to the extent of its or his pecuniary interest therein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2024, in connection with the Company’s issuance of 650,000 shares of Series D Preferred Stock to Project Nickel pursuant to the Warrant Exchange and Extinguishment Agreement, the board of directors of the Company (the “Board”) approved the authorization, issuance and designation (the “Designation”) of 1,000,000 shares of the Company’s preferred stock as “Series D Convertible Preferred Stock,” par value $0.001 per share (the “Series D Preferred Stock”), having the voting powers, designations, preferences, limitations, restrictions and relative rights set forth in the certificate of designation attached hereto as Exhibit 3.1 (the “Certificate of Designation”).

The material features of the Series D Preferred Stock are as follows:

1.	Holders of Series D Preferred Stock are not entitled to vote, except as otherwise expressly provided by law;
2.	With respect to any dividends or other distributions, the Series D Preferred Stock ranks in parity to the Common Stock, on an as-converted basis;
3.	With respect to any assets of the Company upon a liquidation, dissolution or winding up of the Company, the Series D Preferred Stock ranks in parity to the Common Stock, on an as-converted basis;
4.	Shares of Series D Preferred Stock are not redeemable;
5.	Shares of Series D Preferred Stock are convertible or exchangeable by holder into shares of Common Stock, at any time such Coand 16mmon Shares are authorized but unissued, on a one-for-one thousand (1-for-1000) basis; and
6.	Shares of Series D Preferred Stock are transferrable or assignable without the prior written consent of the Company.

The Certificate of Designation was filed with the Secretary of State of the State of Delaware on October 31, 2024.

Promptly following the filing of the Certificate of Designation, the Company will issue 650,000 shares of Series D Preferred Stock to Project Nickel as partial consideration for Project Nickel agreeing to enter into the Warrant Exchange and Extinguishment Agreement.

The above description of the terms of the Certificate of Designation is a summary and does not purport to be complete and is qualified in its entirety by reference to the copy of the Certificate of Designation attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Series D Preferred Stock dated October 31, 2024
4.1	Secured Exchange Note dated November 1, 2024
4.2	Promissory Note dated November 1, 2024
10.1	Convertible Note Exchange Agreement, dated November 1, 2024
10.2	Warrant Exchange and Extinguishment Agreement, dated November 1, 2024
10.3	Promissory Note Exchange Agreement, dated November 1, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2024	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Paul R. Taylor
Paul R. Taylor
Interim Principal Executive Officer and Interim Principal Financial Officer